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                                                                  EXHIBIT (b)(2)

                           AMENDMENT TO THE BYLAWS OF
                                 ALLEGHANY FUNDS
                      AS APPROVED BY THE BOARD OF TRUSTEES
                                 MARCH 18, 1999

Section 3.11 - Trustee Retirement Policy. Trustee shall cease to serve as such on the last day of the fiscal year of the Trust in which he or she attains seventy-two years of age. Any change to this Section 3.11 shall require the approval of Shareholders.